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                                  TABLE OF CONTENTS
                                STANDARD OFFICE LEASE


                                     ARTICLE 1.00
                                  BASIC LEASE TERMS
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
Section 1.01   Parties                                                      1
Section 1.02   Leased Premises                                              1
Section 1.03   Term                                                         1
Section 1.04   Fixed Minimum Rent                                           1
Section 1.05   Notification Addresses                                       2
Section 1.06   Permitted Use                                                2

                                     ARTICLE 2.00
                                         RENT

Section 2.01   Fixed Minimum Rent                                           2
Section 2.02   Operating Expenses                                           2
Section 2.03   Definition of Operating Expenses                             3
Section 2.04   Late Payment Charge                                          3
Section 2.05   Increase in Insurance Premiums                               3
Section 2.06   Security Deposit                                             3
Section 2.07   Holding Over                                                 3
Section 2.08   Taxes and Assessments                                        3

                                     ARTICLE 3.00
                                  OCCUPANCY AND USE

Section 3.01   Use                                                          5
Section 3.02   Signs                                                        5
Section 3.03   Compliance with Laws, Rules and Regulations                  5
Section 3.04   Warranty of Possession                                       5
Section 3.05   Inspection                                                   5

                                     ARTICLE 4.00
                                UTILITIES AND SERVICE

Section 4.01   Utilities                                                    5
Section 4.02   Theft or Burglary                                            6
Section 4.03   Janitorial Service                                           6
Section 4.04   Excess Utility Consumption                                   6
Section 4.05   Window Coverings                                             6
Section 4.06   Charge for Service                                           6

                                     ARTICLE 5.00
                               REPAIRS AND MAINTENANCE

Section 5.01   Lessor Repairs                                               6
Section 5.02   Lessee Repairs                                               7
Section 5.03   Request for Repairs                                          7
Section 5.04   Lessee Damages                                               7

                                     ARTICLE 6.00
                             ALTERATIONS AND IMPROVEMENTS

Section 6.01   Construction of Improvements                                 7
Section 6.02   Detailed Plans and Specifications                            8
Section 6.03   Approval of Plans                                            8
Section 6.04   Construction of Improvements;
                 Substantial Completion                                     8
Section 6.05   Lessee's Architect and Correction of Work                    9
Section 6.06   Change Orders                                                9
Section 6.07   Entry Prior to the Completion Date                           9
Section 6.08   Lessor's Construction Warranties                            10
Section 6.09   Completion of Improvements                                  10
Section 6.10   Lessee Improvements                                         12

                                     ARTICLE 7.00
                                CASUALTY AND INSURANCE

Section 7.01   Substantial Destruction                                     13
Section 7.02   Partial Destruction                                         13


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Section 7.03   Property Insurance                                          13
Section 7.04   Waiver of Subrogation                                       14
Section 7.05   Insurance Indemnification                                   14
Section 7.06   Lessor to Hold Harmless                                     14

                                    ARTICLE 8.00
                                    CONDEMNATION

Section 8.01   Substantial Taking                                          15
Section 8.02   Partial Taking                                              15

                                     ARTICLE 9.00
                                ASSIGNMENT OR SUBLEASE


Section 9.01   Lessor Assignment                                           16
Section 9.02   Lessee Assignment                                           16
Section 9.03   Conditions of Assignment                                    16
Section 9.04   Rights of Mortgagee                                         17
Section 9.05   Estoppel Certificates                                       17

                                    ARTICLE 10.00
                                 DEFAULT AND REMEDIES

Section 10.01  Default by Lessee                                           18
Section 10.02  Remedies for Lessee's Default                               18

                                    ARTICLE 11.00
                                      RELOCATION

Section 11.01  Relocation                                                  19

                                    ARTICLE 12.00
                                     DEFINITIONS


Section 12.01  Abandon                                                     19
Section 12.02  Act of God or Force Majeure                                 19
Section 12.03  Building or Project                                         19
Section 12.04  Commencement Date                                           19
Section 12.05  Completion Date                                             19

                                   ARTICLE 13.00
                                   MISCELLANEOUS

Section 13.01  Waiver                                                      20
Section 13.02  Act of God                                                  20
Section 13.03  Attorney's Fees                                             21
Section 13.04  Successors                                                  21
Section 13.05  Allocation of Rent                                          21
Section 13.06  Bankruptcy or Insolvency                                    21
Section 13.07  Captions                                                    24
Section 13.08  Notice                                                      24
Section 13.09  Submission of Lease                                         24
Section 13.10  Corporate Authority                                         24
Section 13.11  Severability                                                24
Section 13.12  Lessor's Liability                                          25
Section 13.13  Broker Indemnification                                      25
Section 13.14  Consent                                                     25
Section 13.15  Hazardous Materials                                         25

                                   ARTICLE 14.00
                        AMENDMENT AND LIMITATION OF WARRANTIES

Section 14.01  Entire Agreement                                            26
Section 14.02  Amendment                                                   26
Section 14.03  Limitation of Warranties                                    26

                                   ARTICLE 15.00
                                   OTHER PROVISIONS                        27


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                                    ARTICLE 16.00
                                      SIGNATURES
                                   ACKNOWLEDGMENTS                         27

                                RULES AND REGULATIONS                      28

                                      EXHIBIT A                            30

                                      EXHIBIT B                            31

                                      EXHIBIT C                            32

                                      EXHIBIT D                            35

                                      EXHIBIT E                            36

                                      EXHIBIT F                            37

                                  ADDENDUM TO LEASE

                                STANDARD OFFICE LEASE                      38
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                            ARTICLE 1.00   BASIC LEASE TERMS

       1.01 PARTIES. THIS LEASE AGREEMENT ("Lease") is entered into by and between the following Lessor and Lessee: CONTINENTAL ACQUISITIONS, INC., an Ohio corporation ("Lessor"), 35 North Fourth Street, Suite 100, Columbus, Ohio 43215-3602 and WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.) ("Lessee"), 4590 East Broad Street, Columbus, Ohio 43213.

       1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the land depicted in the attached Exhibit A which is located north of Shrock Road in Westerville, Ohio together with a 100,800 (approximate sq. ft.) building (the "Building") and parking, landscaping and related improvements to be constructed on the land pursuant to the terms of this Lease (collectively, with the Building, the parking, landscaping and related improvements to the land which are to be made pursuant to the terms of this Lease are known as the "Improvements"). The land depicted in Exhibit A and the Improvements are hereinafter referred to as the "leased premises". As promptly as possible after the date hereof, Lessor shall cause a survey of the leased premises to be prepared of the leased premises and the legal description prepared pursuant to such survey shall be substituted as Exhibit A to this Lease.

       1.03 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on the "completion date", which Lessor shall use its best efforts to establish as January 26, 1991, and shall terminate One Hundred Twenty (120) months thereafter.

       1.04. FIXED MINIMUM RENT. Fixed minimum rent is $54,936.00 per month for the first sixty (60) months, subject to adjustment as provided in the following paragraphs of this Section 1.04. Fixed minimum rent for months 61 through 120 shall be 110.7% of the fixed minimum rent for the first 60 months, as the same shall be adjusted pursuant to this Section 1.04.

       Certain of Lessor's costs of construction which were factors in the determination of the foregoing fixed minimum rent amount for the first sixty
(60) months were based on estimates of the amounts such items will cost or the amounts of the bids to be received by Lessor from subcontractors to perform such work. Such estimated items (the "Audit Items") and the estimated costs of such items (the "Audit Item Estimates") are listed on the attached Exhibit C. Lessor shall give Nate Tatum or any successor Director of Credit Operations of Lessee prompt notice (which may be by telephone) of the receipt by Lessor of bids to perform Audit Items which are subject to being bid (the "Audit Bid Items") and, as part of such notice, Lessor shall, give to Lessee a recommendation as to the bid to accept.

Items to notify Lessor of Lessee's preference as to the bid to accept. If the total amount of the accepted bids for Audit Bid Items plus the actual costs of other Audit Items shall be different (either less or more) than the sum of the Audit Item Estimates for the Audit Items as set forth in Exhibit C, the fixed monthly rent for the first sixty (60) months shall be adjusted by an amount equal to the product of (a) the net difference between the Audit Item Estimates for all Audit Items and the actual costs for all Audit Items, multiplied by (b)
 .00967. Upon request by Lessee, Lessor shall provide to Lessee reasonable documentation showing the actual costs to Lessor for any or all of the Audit Items. Lessee shall have the right to audit Lessor's books and records with respect to Audit items.


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       Attached hereto as Exhibit D is a list of certain additional items of construction that Lessee has requested that Lessor cause to be performed (the "Additional Items"). Lessor shall request bids for the performance of the Additional Items. Lessee shall have the same rights and responsibilities with respect to notice of and expression of preference as to bids for Additional Items as Lessee has with respect to Audit Bid Items. The fixed monthly rent for the first sixty (60) months of the lease shall be increased by the product of
(a) the total of Lessor's actual costs for the Additional Items multiplied by
(b) .01322.

       In the event that any Change Orders are approved or requested by Lessee and the Net Change Order Cost is a positive number (as calculated pursuant to Section 6.06), the Net Change Order Cost shall be reflected in the fixed minimum rent as follows: monthly rent for the first sixty (60) months of the Lease shall be increased by an amount equal to the product of (a) the Net Change Order Cost multiplied by (b) .00967.

       In the event that the Net Change Order Cost is a negative number, the Net Change Order Cost shall be reflected in the fixed minimum rent as follows: monthly rent for first sixty (60) months of the Lease shall be decreased by an amount equal to the product of (a) the Net Change Order Cost multiplied by (b)
 .00967.

       If Lessee requests Lessor to make additional improvements after completion of the leased premises, Lessee shall pay the agreed cost of such requested improvements within thirty (30) days after receipt of an invoice therefor.

       1.05   NOTIFICATION ADDRESSES.  (See 13.08).

       Lessor's Address:                         Lessee's Address:

Continental Acquisitions, Inc.            World Financial Network National
c/o Continental Real Estate Companies         Bank (U.S.)
35 North Fourth Street                    4590 East Broad Street
Suite 100                                 Columbus, Ohio  43213
Columbus, Ohio  43215                     Attention: William J. Salamy
Attention:  Property Management


       1.06 PERMITTED USE. General office and uses incidental thereto including, without limitation, the operation of a cafeteria for Lessee's employees and use of the parking lot and building for the occasional entertainment of employees and guests.

                                 ARTICLE 2.00   RENT

       2.01 FIXED MINIMUM RENT. Lessee agrees to pay monthly as fixed minimum rent during the term of this Lease the amounts of money set forth in Section
1.04 of this Lease, which amounts shall be payable to Lessor at the address stated in Section 1.05 above. The first monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the completion date during the term of this Lease; provided, if the completion date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and the monthly rental payable on the first day of the month next succeeding the completion date shall be equal to such prorated amount. Lessee shall pay, as additional rent, all other sums due and payable under this Lease on the date set forth herein by which such payments are to be made.

       2.02 OPERATING EXPENSES. Subject to the provisions of Sections 3.03, 5.01, 6.08, 7.02 and 8.02, Lessee shall be responsible for the maintenance of both the interior and exterior portions of the leased premises and shall pay the operating expenses associated therewith.


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       2.03   DEFINITION OF OPERATING EXPENSES.  [Intentionally Omitted.]

       2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth (10th) day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth (10th) day following receipt of an invoice or accounting, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

       2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Lessor for the Building is caused by Lessee's use of the leased premises in a manner other than as set forth in Section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

       2.06   SECURITY DEPOSITS.  [Intentionally Omitted.]

       2.07 HOLDING OVER. In the event that Lessee does not vacate the leased premises upon the expiration or termination of this Lease, Lessee shall be a tenant for month to month for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that, unless Lessee and Lessor shall be negotiating for a renewal or extension of this Lease, Lessee shall pay Lessor as fixed minimum rent for the period of such holdover an amount equal to 150% of the fixed minimum rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease, based on the fixed minimum rent payable for the period immediately prior to such expiration or termination. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate and the expiration of any notice period required by law. The rental payable during the holdover period shall be payable to Lessor on demand. Except to the extent provided in the first sentence of this Section 2.07, no holding over by Lessee, without the consent of Lessor, shall operate to extend the term of this Lease. In addition to rental due during any holdover period, in the event Lessee fails to surrender the leased premises upon termination or expiration of this Lease, then Lessee shall indemnify Lessor against loss or liability resulting from any delay of Lessee in not surrendering the leased premises including, but not limited to, any amounts required to be paid to third parties who had or have a right to occupy the leased premises and were unable to occupy said premises and any attorneys' fees related thereto. Any fixed minimum rent paid by Lessee with respect to the holdover period pursuant to the provisions of this Section 2.07 in excess of the fixed minimum rent that would have been payable if determined in accordance with the rates in effect immediately prior to the termination or expiration of the Lease shall be credited against Lessee's indemnity obligation, if any.

       2.08   TAXES AND ASSESSMENTS.

              2.08.01 PAYMENT OF TAXES. Lessee shall pay, as the same become due and payable, all taxes and assessments levied or imposed upon the leased premises or any part thereof, during the entire term of this Lease (including any renewals) commencing upon the completion date. Lessor shall provide Lessee with a copy of all tax bills for the leased premises promptly upon Lessor's receipt thereof. Lessee shall provide Lessor within ten (10) days after the date for payment of such taxes and assessments, a receipt showing payment for such taxes and assessments, unless Lessee shall have protested the same in good faith and shall have provided for the payment thereof upon the determination of such protest. If the taxing authority shall commence formal proceedings to foreclose its lien on the leased premises or to otherwise collect the taxes and assessments with respect to the leased premises from Lessor, Lessee shall promptly cause such taxes and assessments to be paid, without


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prejudice to Lessee's right to contest the amount of such taxes and assessments.
Any penalties or interest accruing on such taxes which Lessee is obligated to pay hereunder shall also be paid by Lessee, unless Lessor shall have failed to provide Lessee with copies of the tax bill with respect to which the penalties or interest are due at least 10 days prior to the due date of such taxes, in which event all penalties and interest with respect to such installment shall be paid by Lessor.

              2.08.02 EXCLUDED TAXES. Notwithstanding anything contained herein to the contrary, Lessee's obligation hereunder shall not include any assessment levied prior to the completion date, nor any special assessment levied in respect of public or quasi-public improvements necessary for the construction or operation of any property other than the leased premises, including without limitation, the installation of water or sewer mains or the construction, paving or widening of public streets or roads for the benefit of such other property. Nothing herein contained shall be construed to include as taxes and assessments levied or imposed upon the leased premises any inheritance, estate, succession, transfer, gift, franchise, corporation, income or net profit tax that is or may be imposed on Lessor. Taxes and assessments for the first year of the term and for the last year of the term (including, if applicable, the first option term or second option term), shall be prorated. If any assessment or charge is payable in installments, Lessee's obligation in respect thereof shall be determined as if Lessor had elected to pay the assessment in installments, and Lessee shall be responsible for only those installments or parts of installments which would be attributable to the term of this Lease (including the first or second option term, if exercised). Lessor shall cause the leased premises to become a separate tax parcel as soon as practicable after the date hereof and, in all events, prior to the completion date. If Lessor shall fail to cause the leased premises to become a separate tax parcel at the time Lessee's obligation to pay taxes shall commence hereunder, Lessee's obligation to pay such taxes shall be limited to the taxes based on the value of the Building, and a pro rata share of the taxes based on the value of the land in the tax parcel, which pro rata share shall be equal to the product of such taxes based on the value of the land in the tax parcel multiplied by a fraction, the numerator of which is the area in square feet of the leased premises and the denominator of which is the area in square feet of the entire tax parcel.

              2.08.03 CONTESTS OF TAXES AND ASSESSMENTS. Lessee shall, at its expense, upon notice to Lessor, have the right to contest any and all such real estate taxes and assessments in its own name or in the name of and on behalf of Lessor. Lessor shall, on the request of Lessee, cooperate in such contest, except for the cost thereof. If the taxing authority shall commence formal proceedings to foreclose its lien on the leased premises or to otherwise collect the taxes and assessments with respect to the leased premises from Lessor, Lessee shall promptly cause such taxes and assessments to be paid, together with any penalties and interest thereon (subject to the provisions of Section 2.08.01) without prejudice to Lessee's right to contest the amount of such taxes and assessments.

              2.08.04 FAILURE TO PAY TAXES. If Lessee fails to pay such taxes and assessments, Lessor may do so upon thirty (30) days prior written notice to Lessee (unless Lessee is contesting the amount thereof pursuant to Section 2.08.03) but shall not be obligated to do so, and such payment made by Lessor shall be due from Lessee at the time of and along with the monthly installment of rent for the month next succeeding the month in which such taxes are paid by Lessor, together with interest at the rate of fifteen percent (15%) per annum.


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                           ARTICLE 3.00   OCCUPANCY AND USE

       3.01 USE. Lessee agrees that the leased premises shall be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the leased premises and conduct its business in a lawful manner and in a manner so as not to create a nuisance. Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would be extra hazardous on account of fire or which would in any way render void the fire insurance on the Building.

       3.02 SIGNS. No sign of any type or description shall be erected, placed, or painted on the exterior portions of the leased premises or project except those signs submitted to Lessor and approved by Lessor in writing.

       3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee will comply with the rules and regulations of the Building or project adopted by Lessor which are set forth and attached to this Lease. Notwithstanding anything contained in this Lease to the contrary, there shall be no obligation on the part of Lessee to comply with any of the laws, directions, rules or regulations referred to which may require structural alterations, structural changes, structural repairs, or structural additions; all of which required structural alterations, changes, repairs or additions shall be the obligation of Lessor unless made necessary by the negligence or default of Lessee, in which event, Lessee shall comply at its expense.

       3.04 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have quiet possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any third party not claiming by or through Lessor that may interfere with Lessee's use and enjoyment of the leased premises.

       3.05 INSPECTION. Upon reasonable advance notice to Lessee, Lessor or its authorized agents shall at any and all reasonable times have the right to enter the leased premises to inspect the same, to supply any service to be provided by Lessor, to show the leased premises to prospective purchasers or to show the leased premises to prospective lessees during the last year of the term of the Lease, and to repair the leased premises. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the leased premises, and any other loss occasioned thereby; provided that Lessor shall undertake reasonable efforts to minimize the disruption to Lessee's business as a result of such entry by Lessor and if Lessor shall cause physical damage to the leased premises or Lessee's personal property contained therein as a result of such entry, Lessor shall promptly repair or replace the same at its own cost and expense. Lessor shall not, have the right to retain a key to the building on the leased premises. Lessor shall have the right to use any and all means which Lessor may deem proper to enter the leased premises in an emergency without liability therefor. Lessee shall provide Lessor with a list of persons having keys to the Building and their home telephone numbers.

                         ARTICLE 4.00   UTILITIES AND SERVICE

       4.01 UTILITIES. Lessee shall contract for and pay for all water, gas, electricity and other utilities services during the term of this Lease which are required by Lessee. Lessee shall pay all telephone charges for the leased premises. From and after the time


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Lessee is permitted to occupy the leased premises for installation of its furniture, fixtures and equipment until Substantial Completion of the January 26 Improvements (as hereinafter defined), Lessor shall continue to pay all utility charges with respect to the leased premises, but within 10 days after receipt by Lessee of copies of paid bills for utility services during such period, Lessee shall reimburse Lessor for one-half of the cost of the utility services during such period. During the period, if any. after Substantial Completion of the January 26 Improvements and Substantial Completion of all Improvements, Lessor shall continue to pay all bills for utility services but within 10 days after receipt by Lessee of copies of paid bills for utility services during such period, Lessee shall reimburse Lessor for a portion of the costs for utility services during such period in an amount equal to the total utilities costs during such period multiplied by the Partial Completion Fraction (as hereinafter defined). Upon Substantial Completion of all Improvements, all utilities shall be transferred into Lessee's name and paid by Lessee.

       4.02 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises or the Building.

       4.03 JANITORIAL SERVICE. Lessee shall contract for and obtain janitorial services to the leased premises and public areas of the Building at Lessee's expense with such frequency as Lessee shall deem proper. Lessee shall keep the leased premises in clean and orderly condition in accordance with customary practices in Columbus, Ohio for similar office buildings.

       4.04   EXCESS UTILITY CONSUMPTION.  [Intentionally Omitted.]

       4.05 WINDOW COVERINGS. Lessee shall be responsible for the purchase and installation of window coverings for the Building.

       4.06   CHARGE FOR SERVICE.  [Intentionally Omitted.]

                                    ARTICLE 5.00

       5.01 LESSOR REPAIRS. Except as provided in Section 5.02 hereof, Lessor shall keep the foundation, the structural soundness of the exterior walls, structural parts, beams and members, the floors, floor slabs and other structural components in good repair. Lessor shall make all repairs, interior and exterior, if caused by shifting or settling of the foundation, footings or floor slab (including replacements of all plate glass and other components of the Building damaged thereby). Lessor shall at its own cost and expense without chargeback to Lessee perform the maintenance and repair obligations set forth in this Section and in Section 6.08. Except as expressly provided in this Lease, Lessor shall not be liable to Lessee for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of repairs, alterations or additions made by Lessor under this Lease. Lessor shall, at its own cost and expense without chargeback to Lessee, repair or replace any damage or injury to all or any part of the leased premises caused by any act or omission of Lessor or Lessor's agents, employees, invitees, licensees or visitors. Lessor shall perform all maintenance and repair obligations which are its responsibility hereunder so as to minimize the disruption of and interference with Lessee's business. If Lessor shall enter the leased premises to perform repairs to the Building and the performance of such repairs would cause a material disruption such that Lessee cannot transact its business, Lessee may require Lessor to perform such repairs during the period from 10:00 p.m. to 6:00 a.m. and during such additional hours, if any, when Lessee shall not be conducting its business in the leased premises. If the repairs Lessor is to perform shall be lengthy in duration, Lessee shall undertake reasonable efforts, without being required to disrupt its business or make the conduct of the same materially more


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inconvenient, to enable Lessor to perform all or more of such repairs during daytime hours. In the event Lessor shall fail to make repairs, maintenance or replacements required herein within 30 days after notice (except in an emergency in which case Lessor shall respond immediately upon notice), Lessee shall have the right, but not the obligation, to make said repairs, maintenance or replacements on behalf of Lessor, and to bill Lessor for the cost thereof, with such amount to be paid by Lessor to Lessee within 15 days of the date of Lessee's bill. If Lessor shall fail to reimburse Lessee for such costs within 15 days, interest shall thereafter accrue on the amounts billed at the rate of 15% per annum and Lessee, at its option, may withhold amounts equal to such costs and interest from payments of rent or other payments falling due under this Lease; provided, however, any notice given or required to be given Lessor under this Section 5.01 shall also be given to any mortgagee of the leased premises of whom Lessee has been notified, and Lessee shall have no right of offset until Lessee has satisfied all of the conditions set forth in the Lease to Lessee's right of offset and Lessee has given such notice to Lessor's mortgagee, Lessee agrees to give Lessor prompt written notice of the need for any repair, maintenance or replacement of which Lessee has actual knowledge. Notwithstanding any other notice provision in this Lease, notice for repairs, maintenance or replacements deemed by Lessee to be of an emergency nature can be made in any reasonable manner calculated to give Lessor actual notice.

       5.02 LESSEE REPAIRS. Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors and repair or replace damage or injury to any portion of the leased premises, including but not limited to the roof, interior walls and partitions, floor surfaces, interior doors and fixtures that Lessor is not responsible to repair or replace pursuant to Section 5.01 hereof. Lessee shall maintain the heating, ventilating and air conditioning system at its sole cost an expense. Lessee shall keep the parking lot, grounds and Interior portions of the leased premises in a clean and orderly condition and shall maintain the parking lot, grounds and interior, non-structural portions of the leased premises in good condition and repair. Lessee shall keep the parking lots clear of ice and snow in a manner Lessee deems prudent. Lessee shall cause all lawns to be mowed and all landscaping to be properly maintained. If Lessee fails to make such repairs or replacements or perform such maintenance, within 15 days after notice from Lessor, Lessor may, at its option,, make the repairs or replacements or perform the maintenance, and the reasonable cost of such repairs, replacements or maintenance shall be charged to Lessee as additional rent and shall become payable by Lessee with the payment of the rent next due hereunder together with interest at the rate of 15% per annum.

       5.03 REQUEST FOR REPAIRS. Subject to Section 5.01, all requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor in accordance with
Section 13.08 hereof.

       5.04 LESSEE DAMAGES. Lessee shall not allow any damage to be committed on any portion of the leased premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date of this Lease, ordinary wear and tear and damage by fire, casualty or condemnation excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

                     ARTICLE 6.00   ALTERATIONS AND IMPROVEMENTS

       6.01 CONSTRUCTION OF IMPROVEMENTS. Lessor shall design and construct the Improvements in accordance with the Project Summary, the Plans (as hereinafter defined) and this Lease.

       6.02 DETAILED PLANS AND SPECIFICATIONS. Lessor shall use its best efforts to develop detailed plans and specifications (the "Plans") as soon as possible after the date hereof for construction of the improvements. The Plans shall be consistent with the summary of the construction to be performed by Lessor attached hereto as Exhibit B (the "Project Summary"), the final terms agreed to in meetings by Lessor and Lessee, all state, federal, county and municipal laws, rules, regulations, orders and judgments, (collectively the "Requirements of Law"), including, without limitation, all zoning and environmental requirements, and with all easements, restrictions or reservations affecting the leased premises. As a specific provisions with respect to the foregoing, as promptly as practicable after execution of this Lease by the parties hereto, Lessor and Lessee shall prepare and approve detailed plans and specifications for the construction of the parking lot. Upon completion of the Plans, the Plans shall be initialed by Lessor and Lessee and shall be attached to and become a part of this Lease as Exhibit E hereto, or identified in a written addendum which will be attached to and become part of this Lease as Exhibit E hereto.

       6.03 APPROVAL OF PLANS. No plans, drawings or specifications shall be deemed to be part of the Plans until approved in writing by Lessee. On or before August 28, 1990, Lessor, shall submit complete dimensioned architectural, structural and mechanical drawings for construction of the Improvements. On or before August 28, 1990, Lessor will submit complete finishing plans for Lessor's Work in the interior of the Improvements. Lessee agrees to review each phase of the Plans within five (5) business days after receipt thereof. If Lessee disapproves of any aspect of the proposed Plans, Lessee shall advise Lessor of the reasons for such disapproval, and shall review any resubmitted Plans within three (3) business days after receipt thereof. All of the Plans shall be subject to the approval of Lessee. Lessor and Lessee mutually agree that they will exercise good faith judgment in matters involving the preparation and approval of Plans and Lessor and Lessee further agree that in the interest of maintaining the work schedule for the project, the Lessor may commence site work prior to final approval of Plans as provided for in this Section 6.03.

       6.04 CONSTRUCTION OF IMPROVEMENTS; SUBSTANTIAL COMPLETION. Promptly upon Lessee's approval of the Plans, Lessor shall procure, at its own sole cost and expense, all necessary licenses, permits, approvals and authorizations required by any applicable Requirement of Law, and shall promptly and diligently construct the Improvements in good and workmanlike manner, using first class workmanship and new, first class materials. Lessor shall use its best efforts to achieve Substantial Completion of the Improvements on or before January 18, 1991. As used herein, "Substantial Completion" means the date when construction of the Improvements is sufficiently complete, in accordance with the Plans, so that Lessee can occupy or utilize the Improvements for use as its office and all service areas required for the operation of the leased premises for its intended use, including, without limitation, the cafeteria, computer room and restrooms, shall be fully operational and the CRT terminals, Haworth furniture and telephone system have been installed and are fully operational. Without limiting the generality of the foregoing, Substantial Completion shall not be deemed to have occurred until such time as a certificate of occupancy for the leased premises has been issued; the leased premises has passed all applicable fire and safety inspections; all ceilings and lighting are in and operative; the parking lot and all entrances to the leased premises have been constructed and paved in accordance with the Plans; all walls and partitions which are Lessor's responsibility have been erected, with doors installed, and have received final painting or wall covering excluding striping of the walls by Lessee; all carpeting and flooring have been installed; all heating, ventilation, air conditioning, plumbing and electrical systems have been installed and are in good working condition; debris caused by Lessor's contractors and utility companies other than the telephone company have been removed, the leased premises have been cleaned and are in broom-clean condition; and exclusive possession of the leased premises, free and clear of Lessor's contractors, prior tenants, occupants, leases or rights of occupancy is available for delivery to Lessee. From time to time during the preparation of a construction schedule for the leased premises and during the course of construction, Lessor shall provide to Lessee a progress chart showing approximate target dates for completion of various aspects of the construction and whether such construction is expected to be completed by such target dates and shall further advise Lessee in writing no later than ten (10) days after each calendar month of all delays in construction during the calendar month which have been occasioned by conditions Lessor deems to be beyond its reasonable control and which delays would have the result of extending the time for completion of the Improvements. Notwithstanding anything to the contrary provided in Section 13.02 of this Lease, the commencement of the Penalty Period shall not be extended for any delays caused by an act of God or force majeure to the extent that such delays shall be "made up" later in the same or any subsequent construction phase. For example, if construction shall be delayed two days during one phase of construction due to force majeure, but a subsequent phase of construction shall be completed such that completion of the project is only one day behind schedule, the commencement of the Penalty Period shall be extended by only one day.

       6.05 LESSEE'S ARCHITECT AND CORRECTION OF WORK. Lessee shall have the right, at its own expense, to hire an architect ("Lessee's Architect") for the purpose of reviewing the Plans, monitoring progress of the construction of the Improvements, or both. Lessor shall give Lessee's Architect access to the leased premises at all times that work on the Improvements is in progress, and at all other reasonable times, for the purpose of monitoring the progress of construction and the compliance of the construction with the Plans.

              6.05.01 Subject to the limitations on Lessor's obligation to repair defects in the leased premises as provided in Sections 5.01 and 6.08, Lessor shall promptly correct all work which is defective or fails to conform to the Plans whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. Lessor shall bear all costs of correcting such defective work.

              6.05.02 Lessor shall bear the cost of repairing all work of Lessee or separate contractors destroyed or damaged by the performance of Lessor's obligations to correct its work as provided in this Section 6.05.

       6.06 CHANGE ORDERS. A "Change Order" is a written order to Lessor signed by Lessee issued after acceptance of the Plans, authorizing a change in the Plans, the Project Summary or the work. The net aggregate increase or decrease in the cost of constructing the Improvements which results from all Change Orders is the "Net Change Order Cost," which shall be a positive number in the event the Change Orders result in a net increase in the cost of constructing the Improvements, or a negative number if the Change Orders result in a net decrease. A Change Order signed by Lessor indicates his agreement therewith, including the adjustment in the Net Change Order Cost. Lessor shall be under no obligation to approve any Change Order requested by Lessee (a) if the aggregate of all Net Change Order Costs after giving effect to such Change Order would result in a net increase of $300,000 or more, or (b) unless Lessee agrees to modify this Lease to reflect any extended date for Substantial Completion of the Improvements which Lessor reasonably determines will be required as a result of the proposed changes. Lessee may order changes in the work within the general scope of the Plans consisting of additions, deletions or other revisions, the Net Change Order Cost being adjusted accordingly. All such changes in the work shall be authorized by Change Order, and shall be performed under the applicable conditions of the Plans.

       6.07 ENTRY PRIOR TO THE COMPLETION DATE. At such time as construction of the Improvements has progressed to such point that installation of Lessee's telephone system, fixtures or equipment can be accomplished without unreasonably interfering with the progress of construction, Lessor shall so notify Lessee, and Lessee shall thereupon have the right from time to time to enter upon the leased premises for the purpose of making such installations. At such time as Lessee shall begin to place its personal property in the leased premises, Lessee shall have the right to cause security personnel to be stationed on the leased premises at Lessee's cost and expense for the purpose of preventing loss of or damage to Lessee's property. If Lessee shall desire to install or place additional personal property on the leased premises prior to the completion date, Lessor may require the execution and delivery of a reasonable hold harmless letter or agreement by Lessee as a condition to placing such items on the leased premises. Any such entry shall be subject to all of the terms and conditions of this Lease, except that no rent or other charges (except as otherwise provided in Section 4.01) shall be payable in respect to any time prior to the Completion Date unless Lessee begins to operate its business in which event rent shall be payable on a pro rata per diem basis to the Completion Date. Each party shall use reasonable efforts, and shall cause its contractors to use reasonable efforts, to coordinate the respective work being done by them without interfering with work being done by the other.

       6.08   LESSOR'S CONSTRUCTION WARRANTIES.

              6.08.01 Lessor warrants and represents that the Improvements, when completed, shall comply with the Plans and all applicable Requirements of Law. If within one year after the date of Substantial Completion, any of the work performed by Lessor pursuant to this Article 6.00 is found to be defective or not in accordance with the Plans, or otherwise not in compliance with other documents referred to in the preceding sentence, the Lessor shall correct it after receipt of written notice from Lessee to do so. Lessee shall give notice of non-complying or defective work within a reasonable time after discovery of the condition. With respect to Building components, other than the roof, for which manufacturers', materialmens' and contractors' warranties shall be issued, Lessor shall assign such warranties to the Lessee promptly upon expiration of Lessor's one-year construction warranty period. Lessor shall obtain a ten-year warranty for the roof which shall be issued in the names of Lessor and Lessee. Lessor shall cause a factory-certified installer to install the roof and shall permit a factory representative to supervise the installation of the roof. Lessor shall use its best efforts to secure manufacturers warranties for Building components so that they may be assignable to Lessee.

              6.08.02 Nothing contained in this Section 6.08 shall be construed to establish a period of limitation with respect to any other obligation which Lessor might have under the Plans or this Lease, including Sections 6.08.03 and 7.06 hereof. The establishment of the time period of one year after the date of Substantial Completion relates only to the specific obligation of Lessor to correct the work, and has no relationship to the time within which its obligation to comply with other provisions of this Lease may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Lessor's liability with respect to its obligations other than specifically to correct the work.

              6.08.03.   In addition to Lessor's repair obligations set forth in
Section 5.01 or elsewhere in this Lease, Lessor shall be responsible for and repair and replace, at its sole cost and expense, all latent defects in Lessor's construction of the Improvements which shall be discovered during the two-year period after Substantial Completion of the Improvements. Lessee shall give notice of latent defects within a reasonable time after discovery of the same. If Lessee shall discover a latent defect in Lessor's construction of the improvements during such two-year period in the course of a repair of the leased premises by Lessee, Lessee shall give Lessor a reasonable opportunity to inspect such defect and Lessee shall then be entitled to complete such repair and require reimbursement of the costs thereof from Lessor pursuant to Section 5.01 of this Lease.

       6.09   COMPLETION OF IMPROVEMENTS.

              6.09.01 If Lessor shall determine during the course of construction that it may not be able to accomplish Substantial Completion of all Improvements in accordance with the Plans on or before January 26, 1991, Lessor shall give prompt notice of such determination to Lessee. Lessor shall thereafter undertake to achieve Substantial Completion on or before January 26, 1991 of all interior Improvements in the area depicted in Exhibit F and marked by crosshatching, all exterior Improvements and all other Improvements designated by Lessee (the "January 26 Improvements"). If Lessor shall accomplish Substantial Completion of the January 26 Improvements by January 26, 1991, Lessee shall accept delivery of the January 26 Improvements and Lessee's obligation to pay fixed minimum rent and additional rent shall commence on January 26, 1991; provided that the proportion of fixed minimum rent, taxes and insurance that Lessee shall be obligated to pay for January 1991 and thereafter until all Improvements are substantially completed shall be equal to the product of the full amounts of such rent, taxes and insurance that would have been payable by Tenant if all Improvements had been substantially completed on January 26 multiplied by a fraction (the "Partial Completion Fraction"), the numerator of which is the area, in square feet, of the floor space of the interior January 26 Improvements and the denominator of which is the area, in square feet, of the total floor space within the Building. Lessor shall use its best efforts to cause the remaining Improvements to be completed by February 9, 1991. After January 26, 1991, Lessor shall cause the uncompleted portion of the Building to be barricaded off from the January 26 Improvements when appropriate, and Lessor shall undertake reasonable efforts to minimize disruption of Lessee's business as a result of Lessor's completion of the balance of the Improvements.

              6.09.02 Subject to the provisions of Section 13.02, if Substantial Completion of the Improvements has not occurred on or before xxxxxxxxxxxxxxxxxxxxxxx or such other date as may be mutually agreed upon between Lessor and Lessee, then for the period following the Outside Date until Substantial Completion (the "Penalty Period"), a penalty (the
"Penalty") equal to the product of the number of days in the Penalty Period times $1667 (the "Per Diem Penalty") shall accrue. If the January 26 Improvements shall have been substantially completed on or before January 26, 1991, but the remaining Improvements shall not have been completed by the Outside Date, the per diem penalty shall be equal to the product of the Per
Diem Penalty multiplied by the difference between one and the Partial
Completion Fraction. Lessee shall recover the Penalty by offsetting the amount of such Penalty against Lessee's obligations to pay fixed minimum rent and additional rent as provided herein until such time as the amount offset by Lessee shall equal the amount of the Penalty. Should Substantial
Completion not occur prior to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX, Lessee shall have the right to notify Lessor and Lessor's construction lender that Lessee has elected to complete the construction of the Improvement itself by giving thirty (30) days advance notice of such election to Lessor and the construction lender, and the right to give such notice (the "Takeover
Notice") shall extend until June 9, 1991. Promptly upon the expiration of the 30-day notice period (if Lessor has not caused Substantial Completion to occur during such period and Lessor's construction lender has not exercised its right, if any, to complete construction of the Improvements and commenced the completion of the Improvements), Lessor and Lessor's affiliates shall assign to Lessee all rights of Lessor or Lessor's affiliates in and to all contracts which are designated by Lessee for the construction of the Improvements or for supplying materials for the Improvements. Lessor shall cause all such contracts to be in a form so that they are assignable by Lessor to Lessee and so that Lessee shall not have any liability to the other parties to such contracts except with respect to services provided or materials delivered after the assignment of the contracts to Lessee. Upon the effectiveness of the Takeover Notice, Lessee shall have the right to go upon the leased premises to complete the construction of the Improvements in accordance with the Plans and such Change Orders as have been previously approved by Lessee. If Lessee shall complete the construction of the Improvements pursuant to this Section 6.09.02, Lessor, Lessor's successors and the architects of Lessor and Lessor's successors shall have the same right of inspection as is given to Lessee in Section 6.05, and Lessee shall promptly and diligently complete the construction of the Improvements in a good and workmanlike manner and in compliance with all Requirements of Law, using first class workmanship and new, first class materials. Notwithstanding anything to the contrary provided in Sections 5.01 and 6.08, Lessor shall not be responsible for the repair of any Improvements and shall not be deemed to have made any warranties with respect to the Improvements if Lessee shall complete the construction of the Improvements, except that Lessor shall be responsible for the repair of Improvements, to the extent provided in Section 5.01, and shall be deemed to have made the warranties set forth in Section 6.08 with respect to any and all discrete portions of the Improvements which were completed by Lessor. Lessor shall cause Lessee to be a party to the construction loan agreement with Lessor's construction lender, which loan agreement shall recognize and provide for the foregoing rights of Lessee and shall provide for the payment of all remaining, unpaid construction draws to Lessee after Lessee shall have taken over construction of the Improvements, subject to the same draw requirements as were applicable to Lessor. If the remaining construction draws shall be insufficient to pay Lessee's actual, reasonable costs of completion of the Improvements, the excess of the costs over the remaining loan draws (plus an imputed interest factor on such unpaid excess costs at the rate of interest Lessor is required to pay on its construction loan) shall be recoverable by offsetting such amounts against Lessee's obligations to pay fixed minimum rent and additional rent as provided herein until such time as the amount offset by Lessee shall equal the amount of such excess costs plus interest at the foregoing rate. The foregoing right of offset for excess costs shall be in addition to the right of offset to recover the Penalty, and the offset for excess costs shall occur before the offset for the Penalty shall commence. If Lessee shall have completed the construction of the Improvements, Lessee's obligation to pay rent shall be deemed to have commenced on the earliest of (a) the date of the issuance of a certificate of occupancy for the leased premises, (b) the date Lessee shall have commenced the operation of its business in the leased premises, or (c) the date Lessee should have been able to commence the operation of its business in the leased premises if the completion of the construction of the Improvements by Lessee had been prosecuted with due diligence, subject, however, to force majeure.

       6.10 LESSEE IMPROVEMENTS. Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which shall not be unreasonably withheld, provided that Lessee shall be permitted to make non-structural site alterations or additions to the interior of the Building which in each instance cost less than $100,000 without the prior written consent of Lessor and further provided that Lessee shall be permitted to construct a generator room at the rear of the Building so long as the same is not visible from Schrock Road and to construct a microwave tower on the leased premises without the prior written consent of Lessor. Lessee shall provide Lessor with copies of all plans and specifications for Lessee's improvements. Lessee warrants and represents that all of Lessee's improvements shall be in compliance with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the leased premises. Lessee shall cause all of its improvements to be modified to comply with all such laws promptly upon receipt of notice that such improvements are not in compliance. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment at the end of the term of this Lease.

                        ARTICLE 7.00   CASUALTY AND INSURANCE

       7.01 SUBSTANTIAL DESTRUCTION. If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be completed within 150 days after the date of written notification by Lessee to Lessor of the destruction, this Lease may be terminated by either party hereto by written notice to the other party given within thirty (30) days after such fire or casualty; provided, however, that if it shall be Lessor who elects to terminate the Lease, Lessee may prevent the Lease from being terminated if Lessee shall deliver to Lessor within fifteen
(15) days of receipt by Lessee of Lessor's notice of termination a written waiver and release of Lessee's right, if any, to cancel the Lease as provided in
Section 15.04 for all or a part of the period in which such right is available to Lessee and, if necessary, a written exercise of one of renewal options set forth in Section 15.01 so that the minimum remaining term of this Lease after giving effect to such notice from Lessee shall be at least five full years. Lessee shall not have the right to prevent the termination of the Lease by Lessor if Lessee shall have previously given notice of its election to cancel the Lease pursuant to Section 15.04 or if Lessee shall have failed to exercise its option to renew the Lease by the dates specified in Section 15.01.

       7.02 PARTIAL DESTRUCTION. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within 60 days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate. If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within less than 150 but more than 60 days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate unless the damage or destruction shall occur during the fourth through tenth years of this Lease, the 14th or 15th years of this Lease or the 19th or 20th years of this Lease, in which event Lessor may terminate this Lease by giving written notice to Lessee within thirty
(30) days after such fire or casualty of Lessor's election to terminate the Lease. If Lessor shall give such a notice of termination, Lessee shall have the same right to prevent a termination of the Lease as is provided above in Section
7.01. If the Lease shall not be terminated pursuant to Section 7.01 or 7.02, Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other Improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within a reasonable period of time under the circumstances after the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist. If this Lease shall be terminated pursuant to
Section 7.01 or 7.02, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification of termination is given by one party to the other.

       7.03 PROPERTY AND LIABILITY INSURANCE. Commencing not later than the date of Substantial Completion of the Improvements, Lessee shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance for fire, lightning, windstorm, hail, explosion, and extended coverage insurance with the so-called "All Risk" endorsement, issued by and binding upon some Responsible Insurance Carrier, insuring the Building against all risk of direct physical loss for the full replacement cost of the Building structure and its improvements and service equipment as of the date of the loss (other than excavation and foundation costs), with such deductibles as Lessee and its affiliates carry in the course of their businesses. Lessor shall be named as an additional insured as its interests may appear with respect to all such property insurance policies maintained by Lessee with respect to the Building and Improvements and the holder of any mortgage of whom Lessee has received notice as hereinafter provided shall also be named as an additional insured pursuant to a standard mortgagee clause or endorsement. Lessee may self-insure for loss of, or damage to, Lessee's personal property (including, but not limited to, any furniture, machinery, goods or supplies) upon or within the leased premises and any trade fixtures installed or paid for by Lessee upon or within the leased premises. Commencing not later than the date of Substantial Completion of the Improvements, Lessee shall procure and keep in effect during the term hereof with a Responsible Insurance Carrier public liability and property damage insurance protecting Lessor and Lessee from all causes, including their own negligence, having minimum limits of liability of One Million and 00/100 Dollars ($1,000,000.00) for damages resulting to one person, Two Million and 00/100 Dollars ($2,000,000.00) for damages resulting from one casualty, and Five Hundred Thousand and 00/100 Dollars ($500,000.00) for property damage resulting from any one occurrence, with such deductibles as Lessee and its affiliates customarily carry in the course of their business. Except as provided in Section 7.06, Lessee shall be responsible for and pay to Lessor or such other person as Lessor shall direct the amounts of any loss or damage within the deductibles carried by Lessee with respect to any insurance required to be carried by Lessee under this Section 7.03. Certificates evidencing all policies to be carried hereunder by Lessee shall be delivered to Lessor and to the holder of any mortgage affecting the leased premises on or before the date of Substantial Completion of the Improvements, provided that Lessee shall have received reasonable prior written notice of such mortgagee's name and address. At least ten (10) days prior to the expiration date of any policy, certificates evidencing the renewal or replacement policy for such insurance shall be delivered by Lessee to Lessor and such mortgagee. All such policies shall contain agreements by the insurers that (i) any loss properly payable to Lessor and to the holder of any mortgage to whom a loss may be payable shall be payable notwithstanding any act or negligence of Lessee which might otherwise result in forfeiture of said insurance, and (ii) such policies shall not be cancelled or modified except upon ten (10) days' prior written notice to each named insured and loss payee. In the event Lessee shall fail to procure any insurance required by this Section 7.03 and after ten (10) days' written notice to Lessee of such failure, Lessor may, at its option, procure the same for the account of Lessee, and the cost thereof shall be paid to Lessor as additional rent upon receipt by Lessee of bills therefor. "Responsible Insurance Carrier" means an insurance company licensed to and authorized to do business in the State of Ohio and rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of at least "A, Class X". Notwithstanding anything to the contrary hereinabove contained, Lessee, at its option, may include any of the insurance coverage hereinabove set forth in a general or blanket policy of insurance provided that any such general or blanket policy shall provide, or the insurer thereunder shall furnish Lessor with written assurance, that the policy limits required hereunder are satisfied by such policy and that such coverage and limits will be not less than that which would be provided under separate policies even if there is a total loss of all properties covered by the blanket policy.

       7.04 WAIVER OF SUBROGATION. Anything in this lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage which is covered by insurance provided for hereunder, is required to be covered by insurance under the provisions of Section 7.03 or is otherwise carried by such party, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Lessor and

Lessee agree immediately to give their respective insurance companies which have issued policies of insurance with respect to the leased premises, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed to reflect the waiver of such rights of subrogation against Lessor and Lessee by the insurer.

       7.05 INSURANCE INDEMNIFICATION. Except with respect to events described in Section 7.06, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all expenses, liabilities, obligations, damages, penalties, claims, accidents, costs and expenses, including reasonable attorneys' fees, paid, suffered or incurred for death or damage or injury to persons or property in, on or about the leased premises from any cause whatsoever.

       7.06   LESSOR TO HOLD HARMLESS.

              7.06.01. CONSTRUCTION. Lessor will indemnify Lessee and save it harmless from and against any and all expenses, liabilities, obligations, damages, penalties, claims, accidents, costs and


                                     -14A-
expenses, including reasonable attorneys' fees, paid, suffered or incurred for death or damage or injury to persons or property in whole or in part out of the design or construction of the Improvements by Lessor or Lessor's agents, contractors or employees.

              7.06.02. BREACH OF LEASE. Lessor will indemnify Lessee and save it harmless from and against any and all expenses, liabilities, obligations, damages, penalties, claims, accidents, costs and expenses, including reasonable attorneys' fees, paid, suffered or incurred for death or damage or injury to persons or property in whole or in part as a result of any breach by Lessor, Lessor's agents, independent contractors, servants, employees or licensees of any covenant or condition of this Lease, including without limitation the obligation of Lessor to repair the structural portions of the leased premises as provided in Section 5.01 or as the result of the carelessness, negligence or improper conduct of Lessor, Lessor's agent, servants and employees, or as a result of the breach by Lessor of any warranty contained in this Lease.

              7.06.03. DEFENSE OF ACTION. In case any action or proceeding is brought against Lessee by reason of any claim against which Lessor is to indemnify Lessee pursuant to Section 7.06.01 or 7.06.02, Lessor, upon written notice from Lessee, will, at Lessor's expense, resist or defend such action or proceeding.

                              ARTICLE 8.00 CONDEMNATION

       8.01 SUBSTANTIAL TAKING. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is being used or if the total parking spaces on the leased premises shall be less than 675 because of one or more takings, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority; provided that if a portion of the parking lot shall be taken and the Lease would otherwise terminate pursuant to the foregoing provisions, Lessor shall have a period of 45 days after such taking to reconfigure the parking lot or to provide additional parking to Lessee adjacent to or abutting the leased premises, without any public roadways intervening between the parcels, so that the total parking spaces exclusively available to Lessee shall exceed 675. No reconfiguration of the parking lot shall materially impede access to the streets serving the leased premises or access to the Building. The parking lot as reconfigured shall be in compliance with all applicable laws and regulations, including zoning codes. Lessee shall have no claim to the condemnation award, except that Lessor shall be required to pay to Lessee out of the proceeds of Lessor's award received as a result of such taking Lessee's unamortized cost of leasehold improvements, such amortization to be on a straight-line basis over the scheduled original term of this Lease; provided that if the award to Lessor for all improvements on the leased premises shall be less than the combined cost of Lessor's and Lessee's improvements (the "Total Cost"), Lessee's share of the award for the improvements on the leased premises shall be equal to the product of the total award for improvements to the leased premises multiplied by a fraction, the numerator of which is Lessee's unamortized cost of leasehold improvements and the denominator of which is the Total Cost. Lessor shall undertake reasonable efforts to cause the condemning authority to separately value Lessee's Improvements. In addition, Lessee may make any other claim permitted under Ohio law against the condemning authority, as long as any award to Lessee shall in no way reduce the award to Lessor.

       8.02 PARTIAL TAKING. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the Building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Except to the extent provided in Section 8.01 for a taking of Lessee's improvements, Lessee shall have no claim to the condemnation award; however, Lessee may make any other claim permitted under Ohio law against the condemning authority, as long as any award to Lessee shall in no way reduce the award to Lessor.

                        ARTICLE 9.00   ASSIGNMENT OR SUBLEASE

       9.01 LESSOR ASSIGNMENT. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

       9.02   LESSEE ASSIGNMENT.

              9.02.01 Lessee shall not assign this Lease, or allow it to be assigned by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor. No assignee or sublessee of the leased premises or any portion thereof may assign or sublet the leased premises or any portion thereof. Notwithstanding anything contained in this Lease to the contrary, (i) Landlord shall not unreasonably withhold its consent to any assignment of this Lease or subletting of the entire leased premises, and (ii) Tenant may assign this Lease or sublet the leased premises, without Landlord's prior written consent, when such assignment or subletting is to a parent, subsidiary or other affiliate, or is in connection with a merger or consolidation or the sale of substantially all of the assets of Tenant to another corporation. In no event shall any assignment of this Lease or sublease of all or any portion of the leased premises ever release Lessee or any guarantor of this Lease from any obligation or liability hereunder.

              9.02.02 Notwithstanding anything herein to the contrary, the transfer, assignment or hypothecation of any stock or interest of Tenant shall not be deemed an assignment or transfer of this Lease or Tenant's interest in and to the leased premises within the meaning and provisions of this Section
9.02 so long as the common stock of either Tenant or Tenant's parent is traded in the over-the-counter market or is listed on a national stock exchange.

       9.03   CONDITIONS OF ASSIGNMENT.

              9.03.01 If Lessee desires to assign or sublet all or any part of the leased premises and Lessor's consent to such assignment shall be required pursuant to Section 9.02, Lessee shall so notify Lessor at least 15 days in advance of the date on which Lessee desires to make such assignment or sublease. Such written notice shall be accompanied by a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Following receipt of such notice and additional information as Lessor may request, Lessor at its option may:

              (A)    consent to the proposed assignment or sublease; or

              (B) refuse, after a review of the appropriate documentation, to consent to the proposed assignment or sublease.

              9.03.02 Lessor shall be deemed to have consented to the proposed assignment or sublease unless Lessor gives Lessee written notice providing otherwise within fifteen (15) days after Lessor's receipt of Lessee's notice of the proposed assignment or sublease.

              9.03.03 Upon the occurrence of an event of default, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease.

       9.04 RIGHTS OF MORTGAGEE. Lessee accepts this Lease subject and subordinate to any recorded mortgage lien presently existing or hereafter created upon the Building or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building or project; provided that, as a condition to Lessee's obligations under this Lease, Lessee and the holder of any mortgage lien which shall be placed on the leased premises prior to Substantial Completion of the Improvements shall enter into a subordination, non-disturbance and attornment agreement on terms mutually satisfactory within 15 days of the date of the execution of the mortgage by Lessor, which agreement shall provide, INTER ALIA, that the mortgagee shall not disturb the tenancy of Lessee, so long as Lessee is not in default of its obligations under this Lease beyond any applicable notice and cure periods, and that any undisbursed construction loan proceeds shall be made available for the purposes set forth in Section 6.09 of this Lease (subject to Lessor's reasonable requirements). Lessor shall use its best efforts to cause any such mortgagee to agree that insurance proceeds and condemnation awards shall be used for the repair and restoration of the leased premises when so provided in Sections 7.02 and 8.02 of this Lease. Lessee agrees to subordinate Lessee's interest under this Lease to any mortgage lien placed on the leased premises after Substantial Completion of the Improvements, provided that as a condition to such subordination Lessee and such mortgagee shall enter into a mutually satisfactory non-disturbance, subordination and attornment agreement which shall include a covenant by the mortgagee not to disturb the tenancy of Lessee, so long as Lessee is not in default of its obligations under this Lease beyond any applicable notice and cure periods. Lessor shall use its best efforts to cause any such mortgagee to agree that insurance proceeds and condemnation awards shall be used for the repair and restoration of the leased premises when so provided in Sections 7.02 and 8.02 of this Lease. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser"), under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor.

       9.05 ESTOPPEL CERTIFICATES. Lessee agrees to furnish, from time to time but in no more frequent intervals than twice in any 12 month period, within ten (10) days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if accurate, the following: Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee.

                          ARTICLE 10.00 DEFAULT AND REMEDIES

       10.01 DEFAULT BY LESSEE. The following shall be deemed to be events of default by Lessee under this Lease:

              (A) Lessee shall fail to pay any installment of rent or any other payment required pursuant to this Lease within three days after receipt of written notice of the nonpayment thereof from Lessor;

              (B) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within 30 days after written notice to Lessee, or within a reasonable time thereafter if the default is of such a nature that it cannot be cured within such 30-day period, and Lessee does not thereafter complete the same with reasonable diligence;

              (C) Lessee shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of the Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

              (D) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the Building and/or project of which the leased premises are a part and Lessee shall fail to cause such lien to be bonded off or released of record within 30 days after receipt of notice from Lessor of the filing of the claim of such lien.

       10.02 REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand.

              (A) Lessor may enter upon and take possession of the leased premises by process of law and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relet the leased premises, including, but not limited to, reasonable and necessary remodeling and repair costs; provided that if the term of the new lease upon reletting shall extend beyond the scheduled expiration date of this Lease, Lessee's obligation to reimburse Lessor for remodeling costs shall be prorated and equal to the product of such reasonable and necessary remodeling costs multiplied by a fraction, the numerator of which is the unexpired term of this Lease as of the time of an event of default by Lessee and the denominator of which is the term of the new lease entered into by Lessor and the new tenant, without giving effect to any unexercised options to extend such new lease.

              (B) Lessor may enter upon the leased premises without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease unless caused by the negligence or reckless conduct of Lessor.

              (C) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises by process of law, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this section, whether through inability to relet the leased premises on satisfactory terms or otherwise.

       Notwithstanding any other remedy set forth in this Lease, in the event Lessor has made rent concessions of any type or character, or waived any fixed minimum rent, and Lessee fails to take possession of the leased premises on the commencement or completion date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived fixed minimum rent, shall be cancel led and the amount of the fixed minimum rent and other rent that would be due if there were no rent concessions shall be due and payable immediately as if no rent concessions or waiver of any fixed minimum rent had ever been granted. A rent concession or waiver of the fixed minimum rent shall not relieve Lessee of any obligation to pay any other charge due and payable under this Lease, including without limitation any sum due under Section
2.02 hereof. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor shall be construed as a termination of this Lease.

                               ARTICLE 11.00 RELOCATION

       11.01  RELOCATION.  [Intentionally omitted.]

                              ARTICLE 12.00 DEFINITIONS

       12.01  ABANDON.  [Intentionally omitted.]

       12.02 ACT OF GOD OR FORCE MAJEURE. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor or Lessee, as applicable, and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

       12.03 BUILDING OR PROJECT. "Building" or "Project" as used in this Lease means the Building and/or project described in Section 1.02, including the leased premises and the land upon which the Building or project is situated.

       12.04  COMMENCEMENT DATE.  [Intentionally omitted.]

       12.05 COMPLETION DATE. "Completion Date" shall be the date on which Substantial Completion (as defined in Section 6.04) of the Improvements erected and to be erected upon the leased premises shall have been accomplished in accordance with the plans and specifications described in Article 6.00. Subject to the provisions of Section 6.09, the Completion Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Lessor shall use its best efforts to establish the completion date as the date set forth in
Section 1.03. Upon Substantial Completion, Lessee shall deliver to Lessor a letter accepting the leased premises as suitable for the purposes for which they are let, subject to punchlist items, and, unless said date is after the date Lessee takes possession of the leased premises or unless said date is objected to by Lessor, the date of such letter shall constitute the completion date. Whether or not Lessee has executed such a letter of acceptance, taking possession of the leased premises by Lessee shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the leased premises are let, and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee, except for latent defects and punchlist items, if any. Punchlist items shall be completed within 30 days after preparation of the punchlist or within a reasonable time thereafter if such items are of such nature that they cannot be completed within such 30-day period, and Lessor shall complete the same with reasonable diligence. If Lessor shall fail to complete the punchlist items within the time period set forth in the preceding sentence, Lessee shall have the same rights with respect to such items as provided to Lessee in Section 5.01 with respect to Lessor's failure to make timely repairs that are its responsibility.

                             ARTICLE 13.00 MISCELLANEOUS

       13.01 WAIVER. Failure of Lessor or Lessee to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor or Lessee shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 10.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor or Lessee by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor or Lessee to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver or the default or of any other violation or breach of the terms, provisions and covenants contained in this Lease.

       13.02 ACT OF GOD. Neither party shall be required to perform any covenant or obligation in this Lease, or be liable in damages or for the Penalty provided in Section 6.09.02, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other party; provided that the Takeover Notice Date as provided in Section 6.09.02 of this Lease shall not be subject to extension due to an act of God or force majeure; further provided, that the foregoing provisions shall not excuse either party from the prompt payment of any charges or expenses due hereunder, including, without limitation, Lessee's obligation to pay fixed minimum rent and additional rent. By way of example but not limitation, it is hereby acknowledged and agreed that any delay in Lessor's substantially completing the improvements caused by the acts or omissions of Lessee, including, but not limited to, Lessee's failure to timely install (or furnish for installation by Lessor, as may be required in this Lease) its fixtures and furniture, phone switch equipment, kitchen equipment and/or carpeting, shall be deemed a delay caused by the other party for which the Outside Date shall be extended accordingly.

       13.03 ATTORNEYS' FEES. If during the term of this Lease, Lessor or Lessee institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action, including reasonable attorneys' fees and disbursements incurred by the successful party, regardless of whether the action or proceeding is prosecuted to judgment. The term "attorneys' fees" wherever used in this Lease, shall mean only the reasonable charges for services actually performed and rendered, of independent, outside legal counsel who are not the employees of the party in question.

       13.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

       13.05 ALLOCATION OF RENT. Lessor and Lessee agree that no portion of the fixed minimum rent paid by Lessee after the expiration of any period during which such rent was abated shall be allocated by Lessor or Lessee to such abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

       13.06 BANKRUPTCY OR INSOLVENCY. It is understood and agreed that the following shall apply in the event of the bankruptcy or insolvency of Lessee:

              (i) If a petition is filed by, or an order for relief is entered against Lessee under Chapter 7 of the United States Bankruptcy Code (the "Bankruptcy Code") and the trustee for Lessee elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (ii) and (iv) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Lessor, and, in Lessor's business judgment, all of the conditions hereinafter stated, which Lessor and Lessee acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty (60) days after his appointment, this Lease shall be deemed to have been rejected, and Lessor shall then immediately be entitled to possession of the leased premises without further obligation to Lessee pr the trustee, and this Lease shall be terminated. Lessor's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

              (ii) If Lessee files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Lessee under any other chapter of the Bankruptcy Code is converted to a Chapter
                     11 or 13 proceeding, and Lessee's trustee or Lessee as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease.
                     To be effective, any election to assume this Lease must be in writing addressed to Lessor and, in Lessor's business judgment, all of the following conditions, which Lessor and Lessee acknowledge to be commercially reasonable, must have been satisfied:

                     (a) The trustee or the debtor-in-possession has cured all defaults hereunder or, with respect to defaults that the trustee or debtor-in-possession has not cured, has provided to Lessor adequate assurance, as defined in this Subparagraph (ii), that:

                            (1) The trustee or debtor-in-possession will cure all monetary defaults under this Lease within ten (10) days from the date of assumption; and

                            (2) The trustee or debtor-in-possession will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption.

                     (b) The trustee or the debtor-in-possession has compensated Lessor, or has provided Lessor with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption, Lessor will be compensated for any pecuniary loss it has incurred arising from the default of Lessee, the trustee, or the debtor-in-possession, as recited in the Lessor's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

                     (c) The trustee or the debtor-in-possession has provided Lessor with adequate assurance of the future performance of each of Lessee's obligations under this Lease; provided, however, that:

                            (1) From and after the data of assumption of this Lease, the trustee or the debtor-in-possession shall pay the fixed minimum rent payable under this Lease in advance in equal monthly installments on each date that such fixed minimum rent is payable and shall pay all additional rent payable hereunder when due;

                            (2) The trustee or debtor-in-possession shall also deposit with Lessor, as security for the timely payment of rent, an amount equal to three months fixed minimum rent and other monetary charges accruing under this Lease;

                            (3) If not otherwise required by the terms of this Lease, the trustees or the debtor-in-possession shall pay in advance, on each day that any installment of fixed minimum rent is payable, one-twelfth of Lessee's pro rata share of operating expenses and other obligations of Lessee under this Lease; and

                            (4) The obligations imposed upon the trustee or the debtor-in-possession will continue for Lessee after the completion of bankruptcy proceedings.

                     (d) For purposes of this subparagraph (ii), "adequate assurance" means that:

                            (1) Lessor determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after payment of all secured obligations and administrative expenses, to assure Lessor that the trustee or debtor-in-possession will have sufficient funds timely to fulfill Lessee's obligations under this Lease and to keep the leased premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the leased premises; and

                            (2) An order shall have been entered segregating sufficient cash payable to Lessee and/or a valid and perfected first lien and security interest shall have been granted in property of Lessee, trustee, or debtor-in-possession which is acceptable in value and kind to Lessor, to secure for the benefit of the Lessor the obligation of the trustee or debtor-in-possession to cure all monetary and non-monetary defaults under this Lease within the time periods set forth above.

              (iii) In the event this Lease is assumed by a trustee appointed for Lessee or by Lessee as debtor-in-possession under the provisions of subparagraph (ii) above and, thereafter, Lessee is either adjudicated a bankrupt or files a subsequent petition for arrangements under Chapter 11 of the Bankruptcy Code, then Lessor may, at its option, terminate this Lease and all the Lessee's rights under it, by giving written notice of Lessor's election so to terminate.

              (iv) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (i) or (ii) above, the trustee or debtor-in-possession, as the case may be, may assign Lessee's interest under this Lease or the estate created by that interest to another person only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (iv), of all of the terms, covenants, and conditions of this Lease.

                     (a) For the purposes of this subparagraph (iv), "adequate assurance of future performance" means that each of the following conditions has been satisfied:

                            (1)    The assignee has submitted a current
                                   financial statement, audited by a certified public accountant, which shows a net worth of working capital in amounts determined by Lessor to be sufficient to assure the future performance by the assignee of the Lessee's obligations under the Lease;

                            (2) If requested by Lessor, the assignee has obtained guarantees of the assignee's obligations hereunder, in form and substance satisfactory to Lessor, from one or more persons who satisfy Lessor's standards of creditworthiness; and

                            (3) Lessor has obtained all consents or waivers from third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Lessor is bound, to enable Lessor to permit such assignment.

              (v) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the leased premises, it is agreed that such charges will not be less than the fixed minimum rent as defined in this Lease, plus additional rent and other monetary obligations of Lessee included herein.

              (vi) Neither Lessee's interest in this Lease nor any estate of Lessee created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor consents in writing to such transfer. Lessor's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Lessor's consent or Lessor's right to terminate this Lease as the result of any transfer of Lessee's interest under this Lease without such consent.

       13.07 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

       13.08 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth in Section 1.05 or at any address within the United States as Lessor may specify to Lessee from time to time by written notice given in accordance with this Section 13.08. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth in Section 1.05, or at any other address within the United States as Lessee may specify to Lessor from time to time by written notice given in accordance with this Section 13.08. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective, addresses set forth in Section 1.05 or at any other address within the United States as one party has specified to the other from time to time by written notice given in accordance with this Section 13.08.

       13.09 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

       13.10 CORPORATE AUTHORITY. Lessee represents that it is not a "tax-exempt entity" as such term is defined in Section 168(h)(2) of the Internal Revenue Code of 1986. Each of the persons executing this Lease on behalf of Lessor and Lessee does hereby personally represent and warrant that Lessor or Lessee, as applicable, is a duly authorized and existing corporation, that Lessor or Lessee, as applicable, is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Lessee further represents and warrants to Lessor that any and all approvals from any federal, state or local governmental or quasi-governmental agency or instrumentality (including by way of example but not limitation, the Comptroller of the Currency) necessary for Lessee to enter into this Lease have been received by Lessee.

       13.11 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       13.12 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the Building as the same may then be encumbered and identifiable rents, profits and proceeds therefrom and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any property or entity comprising Lessor other than its interest in the Building as herein expressly provided.

       13.13 BROKER INDEMNIFICATION. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee. Lessor shall pay a broker's commission to George M. Pryor, Jr., Real Estate Broker, in accordance with the commission agreement between Lessor and George M. Pryor, Jr.

       13.14 CONSENT. Wherever provision is made in this Lease or the attached Exhibits for the approval of a party hereto, such approval shall not be unreasonably withheld, delayed or conditioned.

       13.15. HAZARDOUS MATERIALS.

              13.15.01 For purposes of this Lease hazardous materials ("Hazardous Materials") shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the State of Ohio, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment. Hazardous Materials also include, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.01) as amended from time to time. Subject to the fourth rule and regulation set forth in the attachment to this Lease, Lessee agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the leased premises now or at any future time and will indemnify, defend and save Lessor harmless from any and all actions, proceedings, claims and losses of any kind, including but not limited to those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with Hazardous Materials introduced to the leased premises by Lessee or any of its agents, contractors or employees.

              If at any time during the term of this Lease it is determined that there are any Hazardous Materials located in, on, under, around, or above the leased premises which are introduced to the leased premises by Lessee or any of its agents, contractors, or employees, that are subject to any federal, state or local environmental law, statute, ordinance or regulation, court or administrative order or decree, or private agreement ("Environmental Requirements"), including Environmental Requirements requiring special handling of Hazardous Materials in their use, handling, collection, storage, treatment or disposal, Lessee shall commence with diligence within thirty (30) days after receipt of notice of the presence of the Hazardous Materials and shall continue to diligently take all appropriate action, at Lessee's sole expense, to comply with all such Environmental Requirements. Failure of Lessee to comply with all Environmental Requirements shall constitute an event of default under this Lease.

              13.15.02 Lessor represents and warrants to Lessee that Lessor knows of no Hazardous Materials that have been used, handled, generated, treated, stored or disposed of in, on, under, around or above the leased premises. Lessor agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the leased premises now or at any future time and will indemnify, defend and save Lessee harmless from any and all actions, proceedings, claims and losses of any kind, including but not limited to those arising from injury to any person, including death, damage to or loss of use or value of personal property, and costs of investigation and cleanup or other environmental remedial work, which may arise in connection with Hazardous Materials introduced to the leased premises by Lessor or any of its agents, contractors or employees.

              If at any time during the term of this Lease it is determined that there are any Hazardous Materials located in, on, under, around, or above the leased premises which are introduced to the leased premises by Lessor or any of its agents, contractors, or employees, that are subject to any federal, state or local environmental law, statute, ordinance or regulation, court or administrative order or decree, or private agreement ("Environmental Requirements"), including Environmental Requirements requiring special handling of Hazardous Materials in their use, handling, collection, storage, treatment or disposal, Lessor shall commence with diligence within thirty (30) days after receipt of notice of the presence of the Hazardous Materials and shall continue to diligently take all appropriate action, at Lessor's sole expense, to comply with all such Environmental Requirements.

              If Hazardous Materials shall be found in, on, under or above the leased premises and bringing the leased premises into compliance with all applicable Environmental Requirements would cause the leased premises to be rendered untenantable in whole or in part or would prevent Lessee from operating its business in the leased premises in the normal course and such Hazardous Materials shall not have been introduced to the leased premises by Lessee or any of its agents, contractors or employees, and if such untenantability or inability to operate in the normal course continues for more than 150 days following the discovery of such Hazardous Materials, then until such untenantability or inability has ended, Lessee (and Lessor, unless Lessor or any of its agents, contractors or employees shall have introduced the Hazardous Materials to the leased premises) shall have the right to terminate this Lease by written notice to the other at any time after such 150 day period. During any period when the leased premises is untenantable or Lessee is prevented from operating its business therein in the normal course due to the presence of Hazardous Materials and if Lessee has not breached its obligations under Section 13.15.01, fixed minimum rent and other charges payable hereunder shall be abated in proportion to the floor area of the leased premises so affected.

                 ARTICLE 14.00 AMENDMENT AND LIMITATION OF WARRANTIES

       14.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

       14.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

       14.03 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND ThOSE EXPRESSLY SET FORTH IN THIS LEASE.

                                RULES AND REGULATIONS

       1. Lessor agrees to furnish Lessee 2 keys without charge. Additional keys will be furnished at a nominal charge. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

       2. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

       3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

       4. Lessee shall not place, install or operate on the leased premises or in any part of the Building any engine or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without the written consent of Lessor; provided that Lessee shall be permitted to keep a generator on the leased premises and fuel to operate the same for the purpose of temporary generation of electricity during power failures, so long as the storage and use of such generator and fuel shall be in compliance with all applicable laws, codes and regulations. Lessee shall also be permitted to keep ordinary cleaning materials, paints and solvents on the leased premises to the extent reasonably required for Lessee to perform its maintenance obligations under this Lease.

       5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

       6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

       7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

       8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways, stairways or atrium shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas.

       9. The water closets and other fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

       10.    [Intentionally Omitted.]

       11. Nothing shall be thrown out of the windows or doors of the Building or down the stairways or other passages.

       12.    [Intentionally Omitted.]

       13. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

       14.    [Intentionally Omitted.]

       15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

       16.    [Intentionally Omitted.]

       17.    [Intentionally Omitted.]

       18.    [Intentionally Omitted.]

       19.    [Intentionally Omitted.]

                                     EXHIBIT "C"

                                UNITED CREDIT SERVICES

                                   "AUDIT BID ITEMS"

                                                                          AUDIT ITEMS
AUDIT BID ITEMS                                                             ESTIMATES
EARTHWORK
       Includes clear and grub, mass excavation and fill, truck off excess top soil and unacceptable fill, stripping and re-spreading of topsoil.

                                                                          $108,180.00
SITE UTILITIES
       Includes domestic and fire water service lines to the building, fire protection line (and hydrants) to the building, sanitary sewer to the building, storm sewers, root drain laterals to the building, and site gas service to the building.
                                                                          $ 84,515.00

LANDSCAPING                                                               $ 30,000.00

IRRIGATION                                                                $ 25,000.00

INSTALL TENANTS CARPET                                                    $ 29,190.00

FURNISH AND INSTALL VINYL WALL BASE                                       $  8,530.00

FURNISH AND INSTALL VCT                                                   $  5,480.00

                                     EXHIBIT "D"

                                   ADDITIONAL ITEMS

       Switch room (computer room) work, including mechanical, electrical, fire suppression and protection, and flooring work, plus architectural and construction fees for the same.

       Painted sidewalk.

       Security system.

       The cost of all Additional Items provided by Lessor pursuant to this Exhibit "D" shall be fully amortized over the initial ten (10) year term of the Lease and paid for by Lessee by means of an increase in the fixed minimum rent as set forth in Section 1.04 of the Lease. In the event Lessee elects to cancel this Lease in accordance with Section 15.04 of the Lease Addendum, Lessee shall pay to Lessor not later than the date the Final Payment is due (as defined in Section 15.04 of the Lease), in addition to any other payments required to be made to Lessor by Lessee pursuant to said Section 15.04, the unamortized amount of such Additional Items as of the Final Payment date.

       To the extent Additional Items are of a nature that they can be removed from the leased premises, Lessee shall be entitled to remove the items listed above at the end of the Lease term and retain possession thereof, provided (a) such termination is not the result of Lessee's default hereunder; (b) Lessee repairs any and all physical damage to the remaining Improvements caused by such removal; and (c) if applicable, Lessee has paid the sums required by the preceding paragraph.

                                     EXHIBIT "E"


                                   TO BE INSERTED.

                         ADDENDUM TO LEASE DATED JULY 2, 1990
                      BETWEEN CONTINENTAL ACQUISITIONS, INC. AND
                     WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.)



       SECTION 15.01 RENEWAL OPTION: Provided that at the end of the primary term of this Lease Lessee is not in default of any of the terms, conditions or covenants contained in this Lease beyond any applicable cure period, Lessee (unless Lessee is an assignee or sublessee of the Lease to whom assignment or subletting of the Lease required the prior consent of Lessor under Section 9.03) is hereby granted an option to renew this Lease for two (2) additional terms of five (5) years each on the same terms and conditions contained herein except:

       a) the second renewal opt ion term will contain no further renewal opt ions unless expressly granted by Lessor in writing;

       b) the fixed minimum rent for the first renewal term shall be equal to 110.3% of the fixed minimum rent payable during months 61 through 120 of this Lease, and the fixed minimum rent for the second renewal term shall be equal to 109.8% of the fixed minimum rent payable during the first renewal term;

       c) rent payments for each renewal term will commence on the first day of the renewed term; and

       d) if Lessee desires to renew this Lease Lessee will notify Lessor of its intention to renew no later than six (6) months prior to the expiration date of the original Lease term or six (6) months prior to the end of the first renewal term.

       SECTION 15.02. PROJECT SUMMARY: Attached hereto and made a part hereof is Exhibit "B" which is a summary of Lessors work for the project.

       SECTION 15.03.  COMPLETION DATE: [Intentionally Omitted.]

       SECTION 15.04. CANCELLATION OPTION: Lessor hereby grants to Lessee the option to cancel this Lease effective at any time after the expiration of the sixtieth (60th) month from the completion date of this Lease until the expiration of the one hundred eleventh (111th) month from the completion date of this Lease provided Lessee (i) gives Lessor at least twelve (12) months prior written notice specifying therein the effective date of the cancellation (which effective date shall in no event be prior to the sixtieth (60th) month of the lease term) and (ii) on the effective date of the cancellation and on the same day of each month thereafter for the next eight consecutive months pay to Lessor an amount equal to the monthly fixed minimum rent payable by Lessee for the 61st through 120th months of the Lease as provided in Section 1.04 of this Lease (the Buyout Payments). Lessee shall also pay to Lessor a pro rata share of all real estate taxes and insurance premiums payable by Lessor with respect to the leased premises during the nine-month period after the effective date of the cancellation of the Lease (the Cancellation Period') and Lessee shall reimburse Lessor for all utility charges reasonably incurred by Lessor to maintain the leased premises in good condition during the Cancellation Period. Lessee shall reimburse Lessor for any taxes, insurance premiums or utility charges paid by Lessor during the Cancellation Period upon the later of 15 days of a demand for payment of the same by Lessor or the due date of the next Buyout Payment.
Lessee shall pay the reasonably estimated taxes, insurance premiums and utility charges applicable to the balance of the Cancellation Period which have not been previously paid by Lessee together with the last installment of the Buyout Payments (the "Final Payment"). Lessor shall prepare and submit to Lessee its reasonable estimate of the unpaid taxes, insurance premiums and utility charges for the balance of the Cancellation Period to Lessee at least 10 days prior to the due date of the Final Payment., Lessee shall also pay together with the Final Payment the amounts required to be paid by Lessee pursuant to the provisions of Exhibit "D".

       SECTION 15.05. HALON LANGUAGE: Lessee acknowledges that during the term of this Lease, its Halon installation may be legally banned or subject to mandatory modification or conversion to some other fire protection system. Lessee agrees that it will not, on the basis of such legal ban or mandatory modification or conversion, claim frustration of purpose, seek termination of the Lease, or seek abatement of rent. In addition, Lessee acknowledges and agrees that Lessee shall, at Lessee's sole cost and expense, (i) comply with any applicable laws, ordinances, orders, rules and regulations affecting the Halon installation including any which require the removal, modification or conversion thereof, and (ii) remove such Halon installation at Lessor's request upon the termination of this Lease.

                               FIRST AMENDMENT OF LEASE


       THIS FIRST AMENDMENT OF LEASE (the "Amendment") is entered into by and between CONTINENTAL ACQUISITIONS, INC., an Ohio corporation ("Lessor"), and WORLD-FINANCIAL NETWORK NATIONAL BANK (U.S.) ("Lessee") as of the 11th day of September, 1990.

       WHEREAS, Lessor and Lessee entered into an office lease as of July 2, 1990 providing for the construction and leasing of a 100,800 (approximate) square foot building on Schrock Road in Westerville, Ohio (the "Lease"); and

       WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth;

       NOW THEREFORE, in consideration of the mutual covenants herein contained and contained in the Lease, Lessor and Lessee, intending to be legally bound, agree as follows:

       Section 1. AMENDMENT. The second sentence of Section 6.04 of the Lease is hereby amended in its entirety to read as follows:

       Lessor shall use its best efforts to achieve Substantial Completion of the Improvements on or before January 26, 1991.

       Section 2. CONTINUED EFFECT. Except as amended hereby, the terms of the Lease remain in full force and effect and are confirmed by the parties hereto.

              LESSOR                                    LESSEE

CONTINENTAL ACQUISITIONS, INC.     WORLD  FINANCIAL NETWORK NATIONAL BANK (U.S.)


By: Franklin E. Kass              By: Ralph E. Spurgin
-----------------------------     ------------------------------------

Franklin E. Kass, President       Ralph E. Spurgin, President and CEO
-----------------------------     ------------------------------------
  (Type Name and Title)                   (Type Name and Title)

Witness:                          Witness:
        ---------------------             ----------------------
Witness:                          Witness:
        ---------------------             ----------------------

                                   ACKNOWLEDGMENTS

STATE OF OHIO        )
                     )   SS:
COUNTY OF FRANKLIN   )

       The foregoing instrument was acknowledged before me this, _______ day of ____________________, 1990, by _____________________ of Continental
Acquisitions, Inc., an Ohio corporation, on behalf of the corporation.

My commission expires:
                       -----------------      -----------------------
                                                 Notary Public

STATE OF OHIO            )
                         )  SS            SEAL
COUNTY OF _______________)

       The foregoing instrument was acknowledged before me this _______ day of __________________________________ , 1990, by
____________________________________________________________ as
___________________________________ of World Financial Network National Bank (U.S.), a National Banking Association, on behalf of the association.

My commission  expires:
                        ----------    --------------------------------
                                          Notary Public

                              SECOND AMENDMENT OF LEASE

       THIS SECOND AMENDMENT OF LEASE is entered into by and between PARTNERS AT BROOKSEDGE, an Ohio general partnership ("Lessor"), and WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.) ("Lessee") as of the 16th day of November, 1990.

       WHEREAS, Continental Acquisitions, Inc. ("CAI"), Lessor's predecessor in interest, and Lessee entered into an office lease as of July 2, 1990 providing for the construction and leasing of a 100,800 (approximate) square foot building on Schrock Road in Westerville, Ohio, which lease was amended by a first amendment of lease between CAI and Lessee dated as of September 11, 1990 (collectively, the lease and the first amendment of lease are herein referred to as the "Lease"); and

       WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth;

       NOW THEREFORE, in consideration of the mutual covenants herein contained and contained in the Lease, Lessor and Lessee, intending to be legally bound, agree as follows:

       Section 1.  AMENDMENTS.

              1.1. SECTION 6.04. The second sentence of Section 6.04 of the Lease is hereby amended in its entirety to read as follows:

       Lessor shall use its best efforts to achieve Substantial Completion of the Improvements on or before January 26, 1991.

              1.2.   SECTION 6.09.02.  The third sentence from the end of
Section 6.09.02 is hereby amended in its entirety to read as follows:

       If the construction draws which are made available to Lessee shall be insufficient to pay Lessee's actual, reasonable costs of completion of the Improvements, the excess of the costs over such loan draws (plus an imputed interest factor on such unpaid excess costs at the rate of interest Lessor is required to pay on its construction loan) shall be recoverable by offsetting such amounts against Lessee's obligations to pay fixed minimum rent and additional rent as provided herein until such time as the amount offset by Lessee shall equal the amount of such excess costs plus interest at the foregoing rate.

       Section 2.  LEGAL DESCRIPTION OF THE LEASED PREMISES.  As contemplated in
Section 1.02 of the Lease, Lessor has caused a survey of the leased premises to be prepared. The legal description prepared pursuant to such survey is attached hereto as Exhibit A and such description shall be deemed to be substituted as Exhibit A to the Lease.

       Section 3. CONTINUED EFFECT. Except as amended hereby, the terms of the Lease remain in full force and effect and are confirmed by the parties hereto.

IN THE PRESENCE OF:                PARTNERS AT BROOKSEDGE, an Ohio
                                   General Partnership


                            By: Continental Properties, an Ohio General Partnership

                                   By:
                                      -------------------------------
                                          Franklin E. Kass
                                          Managing General Partner

-------------------------

-------------------------

                                   By:    Nationwide Property Management, Inc.,
                                          an Ohio corporation, a Partner


-------------------------                        By:
                                                 ---------------------------
                                                 Robert J. Woodward, Jr.
                                                 Vice President and General
                                                 Manager
-------------------------
                                   WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.)


-------------------------              By:
                                       --------------------------------------
                                          Its:   PRESIDENT & CHIEF EXECUTIVE
                                                 OFFICER
-------------------------

                                   ACKNOWLEDGMENTS

STATE OF OHIO        )
                     )SS:
COUNTY OF FRANKLIN   )

       The foregoing instrument was acknowledged before me this 16th day of November, 1990, by Franklin E. Kass, as the managing general partner of Continental Properties, an Ohio general partnership, a partner of Partners of Brooksedge, an Ohio general partnership, on behalf of such partnerships.


                            -------------------------------
                            Notary Public

                            WILLIAM F. SIMPSON
                            ATTORNEY AT LAW
                            NOTARY PUBLIC STATE OF OHIO
                            MY COMMISSION HAS NO EXPIRATION DATE
                            SECTION 147.03 R. C.

STATE OF OHIO        )
                     )SS:
COUNTY OF FRANKLIN   )

       The foregoing instrument was acknowledged before me this 16th day of November, 1990, by Robert J. Woodward, as vice president and general manager of Nationwide Property Management, Inc., an Ohio corporation and a partner of Partners of Brooksedge, an Ohio general partnership, on behalf of such corporation and partnership.



                            -------------------------------------
                            Notary Public

                            WILLIAM F. SIMPSON
                            ATTORNEY AT LAW
                            NOTARY PUBLIC STATE OF OHIO
                            MY COMMISSION HAS NO EXPIRATION DATE
                            SECTION 147.03 R. C.


STATE OF OHIO        )
                     )SS:
COUNTY OF FRANKLIN   )

       The foregoing instrument was acknowledged before me this 15th day of November, 1990, by Ralph E. Spurgin, as president and CEO of World Financial Network National Bank (U.S.), a National Banking Association, on behalf of the association.

                            ------------------------------------
                            Notary Public

                            MELISSA COYER
                            NOTARY PUBLIC, STATE OF OHIO
                            MY COMMISSION EXPIRES xxxxxxxxxxxx

                                 JOINDER BY GUARANTOR


       The undersigned, THE LIMITED, INC., Guarantor ("Guarantor") of the Lease pursuant to the certain Guarantee dated July 2, 1990 (the "Guarantee") does by its execution below expressly join the foregoing Subordination, Nondisturbance and Attornment Agreement and acknowledge and agree as follows (with all defined terms contained therein to have the same meanings herein):

       1. Guarantor does hereby acknowledge, consent to and agree to be bound by all of the matters set forth in the foregoing Agreement.

       2. Guarantor does hereby agree that, from and after the date hereof, Guarantor shall provide to Mortgagee in the manner and at the address provided for in paragraph II of the foregoing Agreement any notice given or received by Guarantor under the terms and conditions of or in connection with the Lease or the Guarantee.

       3. As of the date hereof, Guarantor hereby certifies as follows, knowing that Mortgagee will rely upon the accuracy of the information contained herein in making the Loan:

       (a) The Lease, as described in the foregoing Agreement, is the Lease to which the Guarantee is appended and applies;

       (b) The Guarantee is presently in full force and effect, has not been amended, supplemented, extended, renewed, terminated, changed or assigned in any respect, and no waiver of any provision thereof is presently in effect;

       (c) Guarantor hereby acknowledges and consents to and agrees to be bound by the Assignment pursuant to which Continental Acquisitions, Inc., the original "Lessor" under the Lease, assigned to Lessor all of its rights under the Lease, and further hereby recognizes Lessor as the "Lessor" under the Lease;

       (d) Guarantor has no knowledge of any charge, lien, claim or defense arising in favor of Lessee or Guarantor under the Lease or the Guarantee;

       (e) To the best knowledge of Guarantor, there are no defaults by Lessor or Lessee and no existing conditions or events which, with the giving of notice or the passage of time or both, would constitute or become defaults of Lessor or Lessee, that have occurred and presently exist under the Lease; and

       (f) There are no actions, whether voluntary or otherwise, pending against Guarantor under the bankruptcy or insolvency laws of the United States or any state thereof which would prevent Guarantor from fulfilling its obligations under the Guarantee.

       IN WITNESS WHEREOF, the undersigned Guarantor has caused this instrument to be executed and delivered by its duly authorized representative as of this 15th day of November, 1990.

Signed and acknowledged            THE LIMITED, INC.
in the presence of:

                                      By:
----------------------------------     ------------------------------

                                          Its:   EXECUTIVE VICE PRESIDENT, CHIEF
                                                 FINANCIAL OFFICER
----------------------------------


STATE OF OHIO        )
                     )   SS:
COUNTY OF FRANKLIN   )

       The foregoing instrument was acknowledged before me this 15th day of November, 1990, by KENNETH B. GILMAN, the EXECUTIVE V.P. AND C.F.O. of THE LIMITED, INC., an Ohio corporation, on behalf of said corporation.


                            ------------------------------------
                            Notary Public

                            MELISSA COYER
                            NOTARY PUBLIC, STATE OF OHIO
                            MY COMMISSION EXPIRES xxxxxxxxxxxx

This Instrument Prepared By:

VORYS, SATER, SEYMOUR AND PEASE
52 East Gay Street
P. O. Box 1008
Columbus, Ohio 43215

                                      EXHIBIT A


                        CITY OF WESTERVILLE -- 9.894 ACRE TRACT

Being situated in Quarter Township (2), Township (2) North, Range 17 West of the United States Military Lands in the City of Westerville, County of Franklin, State of Ohio and being a part of that land owned by the City of Westerville of record in Deed Volume 3031 Page 628 and Deed Volume 2509 Page 698 in the Franklin County Recorder's Office and being more particularly described as follows:

Beginning at an iron pin in the north right-of-way line of Schrock Road being North 85deg. 38" 23" West of distance of 70.01 feet from the southwest corner of the Vinda Ltd. tract of record in O.R. 10634 P. J-12;

thence from the place of beginning North 85deg. 38" 23" West along the north right-of-way line of Schrock Road a distance of 612.22 feet to a point referenced by an iron pin North 85deg. 38" 23" West, 20.00 feet;

thence North 37deg. 20" 35" West a distance of 26.61 feet to point referenced by an iron pin South 10deg. 57" 14" West, 20.00 feet;

thence North 10deg. 57" 14" East a distance of 657.62 feet to an iron pin;

thence North 76deg. 02" 02" East a distance of 321.86 feet to an iron pin;

thence South 22deg. 25" 49" East along a westerly boundary of Foxtrail Condominium Phase 2 (C.P.B. 35 P. 17) and Vinda Ltd. (O.R. 6834 P. D-17) a distance of 172.06 feet to an iron pin;

thence South 85deg. 16" 13" East along the southerly boundary of said Vinda Ltd. a distance of 241.16 feet to an iron pin;

thence South 4deg. 20" 38" West along the westerly boundary of Vinda Ltd. (O.R. 10634 P. J-12) a distance of 225.19 feet to a point in the north right-of-way line of Wetherby Lane;

thence North 85deg. 39" 22" West a distance of 50.00 feet to a point;

thence South 4deg. 20" 38" West along the west right-of-way line of Crossbrook Boulevard a distance of 373.98 feet to a point;

thence along the arc of a curve to the right having a delta angle of 90deg. 00" 59", a radius of 20.00 feet and whose chord bears South 49 21' 04" West a chord distance of 28.29 feet to the place of beginning, containing 9.894 acres, more or less, of which 0.863 acres are out of the tract with parcel number 3030 and
9.031 acres are out of the tract with parcel number 1436.

The above description was prepared by Charles J. Destefani, Professional Surveyor, No. 5666, in June 1990.

                                  July 2, 1990




Mr. Frank Kass
Continental Acquisitions, Inc.
Continental Real Estate Companies
35 North Fourth Street
Suite 100
Columbus, OH 43215

       Re: Lease at Schrock Road, Westerville, Ohio with World Financial Network National Bank ("Lessee")

Dear Mr. Kass:

       The purpose of this letter is to confirm that The Limited, Inc. is the sole shareholder of Lessee.

                                          Very truly yours




                                          Kenneth B. Gilman
                                          Executive Vice President
                                          Chief Financial Officer

                                      GUARANTEE

       For and as a material inducement to CONTINENTAL ACQUISITIONS, INC. (Lessor) to enter into the foregoing Lease with World Financial Network National Dank (U.S.) (Lessee) for the leased premises, as defined in the Lease Agreement and for good and valuable consideration, the undersigned, intending to be legally bound hereby, does hereby covenant and agree with Lessor, its successors and assigns, that:

       (a) If said Lessee, its Successors or assigns, shall default at any time during the term granted by said Lease in the payment of Fixed Minimum Rent, Additional Rental Payments or any other payment(s) required under the Lease Agreement, or in the Performance of any of the terms, Covenant. or conditions of said Lease Agreement on the part of Lessee to be performed thereunder, and if any such default shall not be remedied by Lessee within any cure period provided Lessee pursuant to the terms of the Lease, then the undersigned shall, on demand, pay to Lessor, its successors or assigns, (i) the said Fixed Minimum Rent, Additional Rental Payments and all other payments required under the Lease Agreement, or any arrears thereof; and (ii) all damages that may arise or be incurred by Lessor in consequence of Lessee's default under said Lease, including all reasonable attorney' fees that may be incurred by Lessor in enforcing Lessee's covenants and agreements thereunder or that may be incurred by Lessor in enforcing the covenants and agreement of the undersigned hereunder, upon ten (10) days' notice from Lessor of any such default or defaults by Lessee, during which period Guarantor shall have the right to cure or cause Lessee to cure any such default;

       (b) The Undersigned may, at Lessor's option, be joined in any action against or proceeding commenced by Lessor against Lessee in connection with or based upon said Lease or any term, covenant or condition thereof, and that recovery may be had against the undersigned in such action or proceeding against the undersigned without Lessor, its successors or assigns, first asserting, prosecuting or exhausting any remedy or claim against Lessee, its successors or assigns;

       (c) This Guarantee shall remain and continue in full force and effect as to any renewal, extension, modification or amendment of said Lease;

       (d) The validity of this Guarantee and the obligation of the undersigned hereunder shall in no manner be terminated, affected or impaired by reason of any action which Lessor may take or fail to take against Lessee or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Lessor in said Lease, or otherwise, or by reason of the bankruptcy or insolvency of Lessee and whether or not the term of said Lease shall terminate by reason of said bankruptcy or insolvency.

       (e) So long as Lessee is controlled by the undersigned, the undersigned waives notice of any and all notices or demands which may be given by Lessor to Lessee, irrespective of whether or not required to be given to Lessee under the terms of said Lease. If, at any time during the term of the Lease, Lessee should no longer be controlled by the undersigned, the undersigned may so notify Lessor, and thereafter Lessor shall send copies of all notices given to Lessee to the undersigned simultaneously with the giving of such notices to Lessee.

       (f) Any notice or demand required or permitted to be delivered by the terms of this Guarantee shall be in writing and shall be deemed to be delivered (whether or not actually received when deposited in the United States Mail, postage prepaid, return receipt requested, addressed to Lessor and Lessee at the respected address set forth in Section 1.05 of the Lease Agreement and addressed to the undersigned at The Limited, Inc., Two Limited Parkway, Columbus, Ohio 43235,
              Attention: Kenneth B. Oilman, or at any other address within the United States as one party has specified to the other from time to time by written notice given in accordance with this Subparagraph (f).

       IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed by its duly authorized officer as of this 2nd day of JULY, 1990.


Signed in the presence of:         GUARANTOR:  LIMITED, INC.,
                                   a Delaware corporation



                                   By:
----------------------------       ----------------------------------
                                   Printed Name: KENNETH R. GILMAN
----------------------------       Title: CHIEF FINANCIAL OFFICER

                  [LETTERHEAD OF CONTINENTAL REAL ESTATE COMPANIES]


January 9, 1996                         CERTIFIED RECPT. # P 825 498 059

Limited Credit Services
Attn: William J. Salamy
4590 East Broad Street
Columbus, Ohio 43213

RE:  Lease between World Financial Network Bank (The Limited) and
     Partners at Brooksedge dated July 2, 1990, for leased premises at 220 W. Schrock Road, Westerville, Ohio

Dear Mr. Salamy:

Pursuant to Lease Section 1.04, base rent for the leased premises increases to $832,889.53/yr., which is 110.7% of the fixed minimum rent for the first 60 months, effective February 1, 1996.

Commencing February 1, 1996, please submit the monthly rental payment of $69,407.46 to:

     Partners at Brooksedge
     Attn:  Accounting
     P. O. Box 712
     Columbus, Ohio 43215

Please do not hesitate to call me if you have any questions. Thank you.

Sincerely,


/s/ Deborah L. Pair

Deborah L. Pair
Property Management

cc:  Lease File
     Accounting

                           THIRD AMENDMENT OF LEASE

     THIS THIRD AMENDMENT OF LEASE (the "Third Amendment") is entered into by and between PARTNERS AT BROOKSEDGE, an Ohio general partnership ("Lessor"), and WORLD FINANCIAL NETWORK NATIONAL BANK (U.S.) ("Lessee") as of the 18 day of February, 1991.

     WHEREAS, Continental Acquisitions, Inc. ("CAI"), Lessor's predecessor in interest, and Lessee entered into an office lease as of July 2, 1990 providing for the construction and leasing of a 100,800 (approximate) square foot building on Schrock Road in Westerville, Ohio, which lease was amended by a first amendment of lease between CAI and Lessee dated as of September 11, 1990 and a second amendment of lease between Lessor and Lessee dated as of November 16, 1990 (collectively, the lease, the first amendment of lease and the second amendment of lease are herein referred to as the "Lease"); and

     WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and contained in the Lease, Lessor and Lessee, intending to be legally bound, agree as follows:

     Section 1. COMPLETION DATE. Lessor and Lessee agree that the "completion date", as defined in Section 1.03 of the Lease, is January 23, 1991 and Lessor and Lessee further agree that the term of the Lease commenced on January 23, 1991 and will expire on January 31, 2001, subject to earlier termination or to extension as provided in the Lease.

     Section 2. FIXED MINIMUM RENT. Lessor and Lessee acknowledge and agree that the fixed minimum rent as set forth in the first textual paragraph of
Section 1.04 of the Lease has been adjusted for the cost of Audit Items, Additional Items and Net Change Order Costs as provided in Section 1.04 of the Lease. Lessor and Lessee agree that the fixed minimum rent that shall be payable by Lessee to Lessor for the first 60 months of the Lease term shall be $62,698.70 per month. The monthly rental payable on February 1, 1991 is $25,965.55, which consists of the difference between the adjusted monthly rental as set forth herein and the advance rental payment of $54,936.00 made by Lessee upon execution of the Lease plus rent for the month of January, 1991 in the amount of $18,202.85 pro rated in accordance with Section 2.01 of the Lease. Monthly rental in the full adjusted amount of $62,698.70 shall be due and payable beginning March 1, 1991.

     Section 3. CONTINUED EFFECT. Except as amended hereby, the terms of the Lease remain in full force and effect and are confirmed by the parties hereto.

IN THE PRESENCE OF:                    PARTNERS AT BROOKSEDGE, an Ohio
                                       General Partnership


                                  By:  Continental Properties, an Ohio
                                       General Partnership, a Partner


/s/ [ILLEGIBLE]                        By:  /s/ Franklin E. Kass
---------------------------------          ---------------------------------
                                           Franklin E. Kass
                                           Managing General Partner
/s/ [ILLEGIBLE]
---------------------------------

                                  By:  Nationwide Property Management,
                                       Inc., an Ohio corporation, a Partner


/s/ [ILLEGIBLE]                        By:  /s/ Robert J. Woodward, Jr.
---------------------------------          ---------------------------------
                                           Robert J. Woodward, Jr.
                                           Vice President and General Manager
/s/ Martha E. Cain
---------------------------------

                                      WORLD FINANCIAL NETWORK NATIONAL
                                      BANK (U.S.)


/s/ [ILLEGIBLE]                       By:  /s/ Ralph E. Spurgin
---------------------------------         --------------------------------------
                                          Ralph E. Spurgin
                                      Its: President and Chief Executive Officer
/s/ [ILLEGIBLE]
---------------------------------



                                ACKNOWLEDGEMENTS

STATE OF OHIO            )
                         )ss:
COUNTY OF FRANKLIN       )

     The foregoing instrument was acknowledged before me this 22nd day of February, 1991, by Franklin E. Kass, as the managing general partner of Continental Properties, an Ohio general partnership, a partner of Partners of Brooksedge, an Ohio general partnership, on behalf of such partnerships.


                                       /s/ David Sheidlower
                                       --------------------------------------
                                       Notary Public



STATE OF OHIO            )
                         )ss:               [SEAL]
COUNTY OF FRANKLIN       )

     The foregoing instrument was acknowledged before me this 22nd day of February, 1991, by Robert J. Woodward, as vice president and general manager of Nationwide Property Management, Inc., an Ohio corporation and a partner of Partners of Brooksedge, an Ohio general partnership, on behalf of such corporation and partnership.


                                       /s/ David Sheidlower
                                       --------------------------------------
                                       Notary Public



STATE OF OHIO            )
                         )ss:               [SEAL]
COUNTY OF FRANKLIN       )

     The foregoing instrument was acknowledged before me this 20th day of February, 1991, by Ralph E. Spurgin, as president and CEO of World Financial Network National Bank (U.S.), a National Banking Association, on behalf of the association.



           [SEAL]                      /s/ Mark E. McGrady
                                       --------------------------------------
                                       Notary Public



                              JOINDER BY GUARANTOR

     The undersigned Guarantor of the Lease does hereby consent to the foregoing Third Amendment and all previous amendments of the Lease and acknowledges and affirms that the guaranty executed by the Guarantor with respect to the Lease remains in full force and effect, notwithstanding the amendments thereto. Guarantor acknowledges and agrees that its guaranty shall extend to all rental payments and other obligations of Lessee as set forth in the Third Amendment.

In the presence of:                    THE LIMITED, INC.


/s/ [ILLEGIBLE]                        By:  /s/ Kenneth B. Gilman
---------------------------------           ---------------------------------
                                            Kenneth B. Gilman

/s/ [ILLEGIBLE]                        Its: Executive Vice President
---------------------------------           ---------------------------------
                                            Chief Financial Officer